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                                                                    Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 1998, except the Subsequent Event Note which is as of October 19, 1998, relating to the financial statements, and financial statement schedule, which appear in the 1998 Annual Report on Form 10-K (File No. 1-01658) of Micron Technology, Inc., as of September 3, 1998 and August 28, 1997 and for each of the three years in the period ended September 3, 1998.

/s/ PricewaterhouseCoopers LLP
Boise, Idaho
July 7, 1999